Exhibit 23.1

Re: Exhibit 23.1 Consent of Independent Certified Public Accountants


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern:

The firm of Stan J.H. Lee, CPA consents to the inclusion of our report of July 12, 2009 on the audited financial statements of Saguaro Resources, Inc. as of June 30, 2009 and 2008, in any filings that are necessary now or in the future with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ Stan J.H. Lee, CPA
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Stan J.H. Lee, CPA
Fort Lee, NJ 07024
September 25, 2009